UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement.

The European Revolving Credit Facility

On November 19, 2009, Sealed Air Corporation (“we,” “our” or “us”) entered into a new 150 million euro dual currency senior unsecured European revolving credit facility due July 2012, which we will refer to below as the European revolving credit facility.  The parties to the European revolving credit facility are we and three of our subsidiaries - Sealed Air Luxembourg S.C.A., a Luxembourg corporation, Sealed Air B.V., a Dutch corporation, and Sealed Air Packaging, Sociedad Limitada Unipersonal, a Spanish corporation, as borrowers, the banks and other financial institutions listed on the signature pages of the facility, and BNP Paribas, as agent for the lenders.

No material relationships exist between us, or our subsidiaries, and any of the other parties to the European revolving credit facility, or their affiliates, except that the agent and most of the lenders under the European revolving credit facility, or their affiliates, are also parties to our global senior unsecured multi-currency revolving credit facility.  Further, the agent and a second lender under the European revolving credit facility, and their affiliates, are also parties to a dual-currency revolving credit facility under which a group of our Australian and New Zealand subsidiaries are borrowers, which we refer to as the “ANZ facility.” We are in the process of cancelling the ANZ facility. Also, we and some of our subsidiaries maintain an accounts receivable securitization program with one of the lenders under the European revolving credit facility and an affiliate.  We and our subsidiaries maintain commercial and investment banking relationships with many of the lenders under the European revolving credit facility.

The European revolving credit facility provides that the borrowers may borrow for working capital and general corporate purposes, including the payment of cash amounts required to be paid pursuant to our Settlement agreement upon the effectiveness of an appropriate plan of reorganization in the bankruptcy of W. R. Grace & Co. The borrowers may re-borrow amounts repaid under the European revolving credit facility from time to time prior to the expiration or earlier termination of the facility. Unused commitment fees are currently payable at the rate of 0.625% per annum on the total amounts available under the European revolving credit facility.

The borrowers may borrow under the European revolving credit facility in either euros or U.S. dollars.  Obligations under the European revolving credit facility bear interest at floating rates, which are generally determined by adding the applicable borrowing margin to the base rate or the Eurocurrency rate for the relevant currency and time period. The European revolving credit facility provides for changes in borrowing margins based on our long-term senior unsecured debt ratings.

The European revolving credit facility requires that, upon the occurrence of specified events that would adversely affect our Settlement agreement in the Grace bankruptcy proceeding or would materially increase our liability in respect of the Grace bankruptcy or the asbestos-related liability arising from the transaction in which we acquired our Cryovac, Inc. subsidiary from Grace, we would be required to repay any amounts outstanding under the European revolving credit facility, or refinance the facility, within 60 days.

The European revolving credit facility contains other terms and conditions that are substantially the same as those contained in our global revolving credit facility. The European revolving credit facility contains financial covenants relating to interest coverage, debt leverage and minimum liquidity, and restrictions on the creation of liens, incurrence of additional indebtedness, acquisitions, mergers and consolidations, asset sales, and amendments to the Settlement agreement discussed above.

Neither we nor our subsidiaries borrowed under the European revolving credit facility at closing.

We have attached a copy of the European revolving credit facility as Exhibit 10.1, which is incorporated into this Item by reference.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
10.1

European Revolving Credit Facility (3-year), dated as of November 19, 2009, among the Company, certain of the Company’s subsidiaries, banks and other financial institutions party thereto, and BNP Paribas, as agent for the lenders.

Cautionary Notice Regarding Forward Looking Statements

Some of the statements made by the Company in, or incorporated by reference in, this Current Report on Form 8-K are forward-looking.  These statements include comments as to future events and trends affecting the Company’s business, which are based upon management’s current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company.  Forward-looking statements can be identified by such words as “estimates,” “expects,” “intends,” “plans,” “should,” “will” and similar expressions.  The following are important factors that the Company believes could cause actual results to differ materially from those in the Company’s forward-looking statements:  general economic conditions, particularly as they affect packaging utilization; changes in raw material and energy costs; currency translation effects; the success of the Company’s growth, profitability and global manufacturing strategies and its cost reduction and productivity program; the effects of animal and food-related health issues; tax rates; and legal proceedings.  A more extensive list and description of these and other such factors can be found under the headings “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Tod S. Christie
Name:	Tod S. Christie
Title:	Treasurer

Dated:  November 23, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1

European Revolving Credit Facility (3-year), dated as of November 19, 2009, among the Company, certain of the Company’s subsidiaries, banks and other financial institutions party thereto, and BNP Paribas, as agent for the lenders.